UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 17, 2007 (April 11, 2007)

The Scotts Miracle-Gro Company

(Exact name of registrant as specified in its charter)

Ohio	1-13292	31-1414921

(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

14111 Scottslawn Road, Marysville, Ohio 43041

(Address of principal executive offices) (Zip Code)

(937) 644-0011

(Registrant’s telephone number, including area code)

Not applicable

(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On April 11, 2007, The Scotts Miracle-Gro Company (the “Registrant”) and the Registrant’s wholly-owned subsidiary, The Scotts Company LLC (“Scotts LLC”), entered into a Master Accounts Receivable Purchase Agreement, dated as of April 11, 2007 (the “Agreement”), by and among Scotts LLC as seller, the Registrant as guarantor and LaSalle Bank National Association (the “Bank”) as purchaser. The Agreement has a one-year term with a stated termination date of April 10, 2008.
     The Bank serves as a documentation agent and is a lender under the Amended and Restated Credit Agreement, dated as of February 7, 2007, by and among the Registrant as the “Borrower”; the Subsidiary Borrowers (as defined in the Amended and Restated Credit Agreement and which include Scotts LLC); the several banks and other financial institutions from time to time parties to the Amended and Restated Credit Agreement (the “Lenders”): BANK OF AMERICA, N.A., as Syndication Agent; THE BANK OF TOKYO-MITSUBUSHI UFJ, LTD, BNP PARIBAS, COBANK, ACB, BMO CAPITAL MARKETS FINANCING, INC., LASALLE BANK N.A., COOPERATIEVE CENTRALE RAIFFEISEN BOERENLEENBANK, B.A. “RABOBANK NEDERLAND,” NEW YORK BRANCH and THE BANK OF NOVA SCOTIA, as Documentation Agents; and JPMORGAN CHASE BANK, N.A., as Administrative Agent.
     The Agreement provides for the sale by Scotts LLC, on a revolving basis, of account receivables generated by specified account debtors, up to the following monthly aggregate limits:

·	January — $110 million	·	July — $275 million
·	February — $200 million	·	August — $155 million
·	March — $300 million	·	September — $130 million
·	April — $300 million	·	October — $125 million
·	May — $300 million	·	November — $110 million
·	June — $300 million	·	December — $55 million
The Agreement also provides for specified account debtor sublimit amounts, which restrict the amount of receivables owed by an account debtor that can be sold to the Bank.
     The Agreement provides that although the specified receivables will be sold to the Bank, the Bank has the right to require Scotts LLC to repurchase uncollected receivables if certain events occur, including the breach of any covenant, warranty or representation made by Scotts LLC with respect to such receivables. However, the Bank does not have the right to require Scotts LLC to repurchase any uncollected receivables if nonpayment is due to the account debtor’s financial inability to pay. Scotts LLC has the right at any time to repurchase any receivables which have been sold to the Bank pursuant to the Agreement. The Bank will receive a discount on the adjusted amount (primarily reflecting historical dilution and potential trade credits) of the receivables purchased, which will effectively be equal to the 30-day LIBOR rate plus a margin of .65% per annum. Scotts LLC will continue to be responsible for the servicing and administration of the receivables purchased by the Bank as agent and trustee for the Bank.
     The Agreement contains standard representations, warranties, covenants and indemnities for transactions of this type. The Registrant is guaranteeing the obligations of Scotts LLC under the Agreement.
     The foregoing summary of the terms of the Agreement is qualified in its entirety by reference to the Agreement, a copy of which is included with this Current Report on Form 8-K as Exhibit 10.1 and incorporated herein by reference.

Item 2.03. Creation of a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement of a Registrant.
     The information under Item 1.01 is incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(a) Financial statements of businesses acquired:
     Not applicable.
(b) Pro forma financial information:
     Not applicable.
(c) Shell company transactions:
     Not applicable.
(d) Exhibits:

Exhibit No.	Description	Location
10.1	Master Accounts Receivable Purchase Agreement, dated as of April 11, 2007, by and among The Scotts Company LLC as seller, The Scotts Miracle-Gro Company as guarantor and LaSalle Bank National Association as purchaser	Filed herewith

SIGNATURE
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

THE SCOTTS MIRACLE-GRO COMPANY
Dated: April 17, 2007	By:	/s/ David C. Evans

Printed Name: David C. Evans
Title: Executive Vice President
and Chief Financial Officer

INDEX TO EXHIBITS
Current Report on Form 8-K
Dated April 17, 2007
The Scotts Miracle-Gro Company

Exhibit No.	Description	Location
10.1	Master Accounts Receivable Purchase Agreement, dated as of April 11, 2007, by and among The Scotts Company LLC as seller, The Scotts Miracle-Gro Company as guarantor and LaSalle Bank National Association as purchaser	Filed herewith